Exhibit 99.1

KANBAY STOCKHOLDERS APPROVE MERGER WITH CAP GEMINI

ROSEMONT, Ill., February 8, 2007 — Kanbay International, Inc. (Nasdaq: KBAY) today announced that its stockholders approved the previously announced merger transaction with Capgemini SA and Capgemini Financial Services, Inc. at a special meeting of stockholders held today at Kanbay’s principal executive offices.

Based on the voting results announced at the special meeting, more than 99.9% of the shares present and voting were cast in favor of the merger.  Upon the satisfaction of all other conditions, the merger is expected to close on February 9, 2007.

In accordance with the terms of the transaction, each share of Kanbay common stock will be converted into the right to receive $29.00 in cash and Kanbay will become an indirect wholly-owned subsidiary of Capgemini SA.

About Kanbay International, Inc.

Founded in 1989, Kanbay International, Inc. (KBAY) is a global IT services firm with approximately 7,600 associates worldwide.  Kanbay provides a highly integrated suite of management consulting, technology integration and development, and outsourcing solutions through a proven global delivery platform to clients focused on Financial Services and Consumer & Industrial Products, as well as an emerging presence in the Communications & Media and Life Sciences industries.  Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in North America and India as well as London, Singapore, Hong Kong and Melbourne.  Further information about Kanbay can be found at http://www.kanbay.com.

Forward-Looking Statements

This press release contains forward-looking statements under the federal securities laws.  Forward-looking statements with respect to the completion of the proposed transaction are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.  We can give no assurance that any future results discussed in these statements will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety to the cautionary statements contained in this press release.  Kanbay does not update forward-looking statements and expressly disclaims any obligation to do so.